SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this "Sublease") is entered into as of July 11, 2019 (the "Effective Date"), by and between FREEMANWHITE, INC., a North Carolina corporation ("Sublandlord"), and cbdMD, Inc., a North Carolina corporation ("Subtenant").

WITNESSETH

WHEREAS, BBFH HOLDINGS, LLC, a North Carolina limited liability company, as landlord ("Landlord"), and Sublandlord, as tenant, entered into that certain Lease Agreement dated as of December 15, 2006, as amended by that certain First Amendment to Lease Agreement dated November 7, 2014 (collectively, the "Master Lease", a copy of which is attached hereto as Exhibit "B"), for a certain building containing approximately 50,000 rentable square feet on a tract of land located at 8845 Red Oak Boulevard, Charlotte, North Carolina 28217, together with all parking areas, driveways, sidewalks and other improvements and facilities located on said land (said building, land, and other improvements and facilities, the "Master Premises"), as more particularly described in the Master Lease.

WHEREAS, the Term of the Master Lease is set to expire on December 31, 2026.

WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord the Master Premises consisting of approximately 50,000 rentable square feet of space (the "Sublease Premises"), as more particularly set forth in Exhibit "A" attached hereto, upon the terms and conditions set forth in this Sublease.

WHEREAS, all capitalized terms not specifically defined in this Sublease shall have the meanings ascribed to such terms, respectively, in the Master Lease.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subleasing of the Sublease Premises. Sublandlord hereby subleases to Subtenant and Subtenant hereby leases and hires from Sublandlord the Sublease Premises upon and subject to the terms and conditions hereinafter set forth. Sublandlord and Subtenant agree that the leasable area of the Sublease Premises for purposes of this Sublease and any and all calculations hereunder or in connection herewith shall be deemed to be approximately 50,000 rentable square feet of space. The parties hereby acknowledge and agree that the rentable square footage of the Sublease Premises, as set forth in this Section 1, shall not be subject to remeasurement or modification. The term "Subtenant's Proportionate Share" shall be calculated by dividing the 50,000 rentable square feet of the Sublease Premises by the 50,000 rentable square feet of the Master Premises, and multiplying such quotient by the number 100 which equals 100%.

2. Sublease Term. Subject to Section 19 below, and unless sooner terminated as provided for herein, this Sublease is for the term (the "Sublease Term") commencing on August

1, 2019 (the "Sublease Commencement Date"), and expiring upon December 31, 2026, at which time this Sublease shall expire ("Sublease Expiration Date"). Notwithstanding anything contained herein to the contrary, this Sublease shall terminate automatically in the event that the Master Lease is terminated, but such termination will not operate to strip Subtenant of any remedies otherwise available to Subtenant under this Sublease due to a default by the Sublandlord.

3. Delivery of Sublease Premises. Subtenant accepts the Sublease Premises in their **"AS-IS, WHERE-IS, WITH ALL FAULTS"** condition and, except as may otherwise be expressly provided in this Sublease, Subtenant acknowledges that Sublandlord: (i) makes no representation or warranty of any kind as to the condition of the Sublease Premises; and (ii) has no obligation to improve or renovate the Sublease Premises or contribute to the cost thereof in connection with entering into this Sublease. Subtenant shall be deemed to have accepted possession of the Sublease Premises in said condition on the Sublease Commencement Date.

4. Base Rent. Commencing on the date that is thirty (30) days after the Sublease Commencement Date, Subtenant shall pay to Sublandlord annual base rental (the "Base Rent") in the amounts set forth in this Section below, in equal monthly installments, in advance, on the first day of each Lease Month during the Sublease Term, without demand, offset, abatement or deduction of any kind, except as expressly provided for in the Sublease.

PERIOD	ANNUAL BASE RENT RATE	MONTHLY BASE RENT	ANNUAL BASE RENT
9/1/19 – 8/31/20	$18.25	$76,041.67	$912,500.00
9/1/20 – 8/31/21	$18.80	$78,322.92	$939,875.00
9/1/21 – 8/31/22	$19.36	$80,672.60	$968,071.25
9/1/22 – 8/31/23	$19.94	$83,092.78	$997,113.39
9/1/23 – 8/31/24	$20.54	$85,585.57	$1,027,026.79
9/1/24 – 8/31/25	$21.16	$88,153.13	$1,057,837.59
9/1/25 – 8/31/26	$21.79	$90,797.73	$1,089,572.72
9/1/26 – 12/31/26	$22.45	$93,521.66	$374,086.64**

* Plus sales tax (if applicable).

** Annual Base Rent pro-rated for the period from 9/1/26 to 12/31/26.

"Lease Month" shall mean each full calendar month during the Sublease Term; however, if the Sublease Commencement Date does not occur on the first (1st) day of a calendar month, then the first (1st) Lease Month for purposes hereof shall be expanded such that it commences on the Sublease Commencement Date and ends on the last day of the calendar month following the calendar month in which the Sublease Commencement Date occurs (and in such circumstances, the monthly Base Rent for such Lease Month shall be increased proportionately to include such expanded period).

Upon the Sublease Commencement Date, in addition to the Base Rent, Subtenant shall pay all "utilities" (as defined in Section 10 of the Master Lease) consumed in the Sublease Premises on a month-by-month basis, and Subtenant shall have the accounts for such utilities placed into Subtenant's name promptly after the Sublease Commencement Date. Notwithstanding the foregoing, Subtenant shall be responsible, at Subtenant's sole cost and expense, for (i) janitorial

cleaning and pest control for the Sublease Premises, (ii) providing access and a security system and/or locks and keys to and within the Sublease Premises, subject to the Master Lease and Landlord's rules and regulations, (iii) any cable and/or internet service to the Sublease Premises, (iv) contracting with a service company for the preventive maintenance of the heating, ventilating and air conditioning system serving the Sublease Premise, which contract shall provide for at least two (2) visits, inspections and services each year and the regular changing of filters, (v) light bulb replacement, and (vi) if Sublandlord shall be charged with respect to the Sublease Premises for overtime or other services requested or used by Subtenant, then Subtenant shall be liable for such costs, sums or charges.

5. Subordination to, and Incorporation of, the Terms of the Master Lease.

5.1 Subordination. This Sublease is in all respects subject and subordinate to the terms and conditions of the Master Lease and to the matters to which the Master Lease is subordinate. This Sublease shall also be subject to, and Subtenant accepts this Sublease subject to, any amendments, modifications or supplements to the Master Lease hereafter made between Landlord and Sublandlord which do not materially change Subtenant's existing rights and obligations under this Sublease. Except as otherwise expressly provided in this Sublease, Subtenant assumes and shall keep, observe and perform every term, provisions, covenant and condition on Sublandlord's part to be kept, observed and performed pursuant to the Master Lease applicable to the Sublease Premises for the Sublease Term. Subtenant hereby agrees that it will conduct itself and its operations and cause its agents, contractors, servants, employees, partners, invitees and any subtenants and licensees to conduct themselves and their operations, so as not to cause Sublandlord to be in default under the Master Lease.

5.2 Incorporation of the Terms of the Master Lease.

5.2.1 Subtenant hereby acknowledges that it has read and is familiar with the provisions of the Master Lease and agrees that this Sublease is subordinate to and subject to the Master Lease. Except as otherwise expressly provided in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Master Lease (including, but not limited to, those relating to default, remedies and indemnities) are incorporated herein by reference and are made a part hereof, and shall, as between Sublandlord and Subtenant (as if Sublandlord were the landlord under the Master Lease and Subtenant were the tenant under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by the terms of the Sublease. All waivers of claims against or exculpations of Landlord contained in the Master Lease shall run in favor of both Landlord and Sublandlord. Notwithstanding anything contained herein to the contrary, Subtenant understands, acknowledges and agrees that the following provisions of the Master Lease do not apply to this Sublease, and Subtenant shall not assume, benefit from, be bound by or perform any of Sublandlord's obligations, covenants, or agreements in such provisions: (i) any provisions in the Master Lease allowing or purporting to allow Sublandlord any rent concessions or allowances; (ii) any renewal option granted to Sublandlord under the Master Lease; (iii) any termination option granted to Sublandlord in the Master Lease; and (iv) any obligation to pay rent under the Master Lease. Subtenant may (i) utilize Subtenant's Proportionate Share of Sublandlord's parking rights granted under the Master Lease, and (ii)

install an identification sign on the Sublease Premises; provided any such signage shall comply with the Master Lease.

5.2.2 For the avoidance of doubt, the only rent Subtenant is obligated to pay for the Sublease Premises is as expressly set forth in this Sublease. Sublandlord shall be responsible for the payment of Management Fees (as set forth in Section 3(b) of the Master Lease), Taxes (as set forth in Section 3(c) of the Master Lease), Insurance Premiums (as set forth in Section 3(d) of the Master Lease), and Site Operating and Maintenance Costs (as set forth in Section 3(e) of the Master Lease).

5.2.3 Subtenant shall be responsible for (i) the payment of all Minor Repairs, Replacements and Maintenance Costs in and to the Sublease Premises that would otherwise have been the responsibility of Sublandlord absent this Sublease, and (ii) the costs for any repairs due to work performed by Subtenant, the installation of property in the Sublease Premises by Subtenant, the moving of any property of Subtenant in or out of the Sublease Premises, and any act, omission, neglect or misuse by Subtenant or any of its employees, agents, contractors, invitees or licensees. For the purposes of this Sublease, "Minor Repairs, Replacements and Maintenance Costs" means any such costs that do not exceed $1,000 per occurrence. For the avoidance of doubt, the Sublandlord shall be responsible for all repairs, replacements and maintenance costs in and to the Sublease Premises that are not Minor Repairs, Replacements and Maintenance Costs.

5.3 Estate Granted; Provision of Services.

5.3.1 Estate Granted. Subtenant's estate shall in all respects be limited to, and be construed in a manner consistent with, the estate granted to Sublandlord by Landlord.

5.3.2 Provisions of Services; Limitation of Liability. Notwithstanding anything to the contrary in this Sublease or in the Master Lease:

(i) Sublandlord shall not be required to keep, observe or perform any of Landlord's obligations under the Master Lease, including, without limitation, to provide any of the services or make any of the repairs or restorations that Landlord has agreed to provide or make or cause to be provided or made under the Master Lease; and

(ii) any and all requests for any special or additional services furnished at the expense of Sublandlord under the Master Lease shall be made only with Sublandlord's prior written consent, which may be withheld in Sublandlord's sole discretion.

Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall not be liable under any circumstances for consequential, special, or punitive damages (including, but not limited to, for damage or injury to, or interference with, the conduct of Subtenant's business and any loss of revenue or profits therefrom). Subtenant shall pay all reasonable costs and expenses incurred by Sublandlord in connection with (a) any such requests, and (b) the provision by Landlord of any such special or additional services. Subtenant shall not make any claim against Sublandlord for any damage which may arise, and Subtenant's obligations hereunder shall not be impaired, by reason of (I) the failure of Landlord to keep, observe or

perform its obligations pursuant to the Master Lease, or (II) the acts or omissions of Landlord, its agents, contractors, servants, employees, invitees or licensees.

5.4 Sublandlord Covenants; Estoppel. Sublandlord shall perform all of its obligations under the Master Lease. Furthermore, Sublandlord shall not take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease. Sublandlord represents and warrants to Subtenant as follows: (i) the Master Lease is presently in full force and effect, and, as of the date of this Sublease, neither Landlord (to Sublandlord's actual knowledge) nor Sublandlord has the right to cancel or terminate the Master Lease under the terms thereof or otherwise; (ii) neither Landlord nor Sublandlord is in default under the terms and conditions of the Master Lease as of the date of this Sublease, and no condition exists as of the date of this Sublease which would give rise to an event of default under the Master Lease, and Landlord (to Sublandlord's actual knowledge) and Sublandlord are fully discharging all of their respective obligations under the Master Lease; (iii) possession of the Master Premises was accepted by Sublandlord on December 15, 2006 and, as of the date of this Sublease, business is being conducted on a regular basis; and (iv) all improvements and related obligations required by the terms of the Master Lease to be made by the Landlord have been satisfactorily completed.

6. Use of the Sublease Premises. Subtenant covenants to use the Sublease Premises strictly in accordance with the use provisions of the Master Lease. Subtenant shall not allow the Sublease Premises to be occupied or used by any person or entity other than Subtenant.

7. Subtenant's Insurance. Notwithstanding anything in the Master Lease or this Sublease to the contrary, Subtenant shall, during the Sublease Term, maintain insurance, as required to be carried by Sublandlord as the tenant pursuant to the terms of the Master Lease, and to name Landlord and Sublandlord as additional insureds under Subtenant's liability policy. Subtenant shall, prior to occupying the Sublease Premises, provide Sublandlord with proof of such coverage satisfactory to Sublandlord.

8. Condition of the Sublease Premises; Alterations.

8.1 Condition of Sublease Premises. Subtenant has examined the Sublease Premises, is familiar with the physical condition thereof and agrees (except as may be otherwise specifically set forth in this Sublease) to take the same in its "as-is," "where-is," "with-all-faults" condition existing as of the date of this Sublease. Sublandlord covenants to deliver the Sublease Premises to Subtenant on the Sublease Commencement Date in the same or better condition existing as of the date of this Sublease. Subtenant hereby acknowledges that Sublandlord has made no representations or warranties with respect to the condition of the Sublease Premises, including, without limitation the suitability of the Sublease Premises for Subtenant's intended use, and that Sublandlord shall not, nor or at any time in the future, be required to make any expenditures whatsoever with respect to the Sublease Premises (except as may be otherwise specifically set forth in this Sublease). It shall be the responsibility of Subtenant to maintain and keep the Sublease Premises in as good an order and condition as existed on the date hereof and in accordance with the provisions of this Sublease, ordinary wear and tear excepted.

8.2 Alterations. Subtenant shall not make or suffer to be made any alterations,

additions or improvements to the Sublease Premises without the prior written consent of Landlord, as required under the Master Lease, and of Sublandlord. Additionally, Subtenant shall be subject to the standards for repairs and alterations set forth in the Master Lease, including without limitation Landlord and Sublandlord's rights to impose reasonable conditions on approval of Subtenant's alterations, additions or improvements.

9. Furniture. Sublandlord shall deliver the Sublease Premises with all of the furniture listed on Exhibit "C", attached hereto ("Furniture") free of any additional rent due from Subtenant and subject to the provisions of this Section 9.

9.1 Subtenant has inspected the Furniture and determined that it is acceptable to Subtenant. Sublandlord has not made, and shall not be bound by, any statements, agreement, or representations regarding the Furniture not specifically set forth herein, unless the same are reduced to writing and signed by Sublandlord.

9.2 Subtenant agrees that, except for the warranties expressly set forth in this Sublease, Sublandlord makes no warranties, expressed or implied and all warranties of any kind, including any expressed or implied warranty of merchantability or fitness for purpose, are hereby excluded both as to the Furniture and as to maintenance or repair work performed by Sublandlord on the Furniture. It is expressly agreed that Sublandlord shall have no responsibility to repair, maintain, replace, or otherwise care for the Furniture. Subtenant shall not remove any Furniture currently in the Sublease Premises without prior approval from Sublandlord. Sublandlord makes no representation or warranty whatsoever as to the Furniture. Subtenant shall be solely responsible for any and all costs associated with the repair and maintenance of the Furniture that Subtenant elects to make.

9.3 The parties hereby agree and acknowledge that, so long as Subtenant is not then in default of this Sublease, Subtenant shall purchase the Furniture from Sublandlord for $1.00 on the Termination Date, and Sublandlord shall deliver to Subtenant the Bill of Sale attached hereto as Exhibit "D". Sublandlord represents and warrants that it is the sole owner of the Furniture, free and clear of all liens and encumbrances, and it has full right, title and authority to sell the Furniture to Subtenant as provided herein.

9.4 Upon the expiration or sooner termination of the Sublease, Subtenant shall be responsible for the restoration of the Sublease Premises in accordance with the Lease.

10. Assignment and Subletting; Consent Required. Subtenant shall not, directly or indirectly, by operation of law or otherwise, sell, assign, encumber, pledge, or otherwise transfer or hypothecate all or any part of the Sublease Premises or Subtenant's leasehold estate hereunder, or sublet or otherwise permit the occupancy of the Sublease Premises or any portion thereof (any of the foregoing being referred to herein as a "Transfer"), without the prior written consent of Sublandlord, which Sublandlord may withhold in its reasonable discretion. Subtenant agrees that any consent to any Transfer of this Sublease or the Sublease Premises shall not be deemed to be a consent to any other Transfer and shall not thereby release or discharge Subtenant from its obligations and liabilities hereunder. Any assignment or subletting for which Sublandlord's consent is required hereunder made without such consent shall be void. In the event of a proposed Transfer, (i) Subtenant must pay any reasonable cost incurred by

Sublandlord with respect thereto, and (ii) Sublandlord shall in no event be required to initiate any litigation or other dispute resolution procedure against Landlord in connection therewith.

11. End of Term. Subtenant agrees to vacate the Sublease Premises on the Sublease Expiration Date or earlier termination as expressly provided for in this Sublease and to surrender the Sublease Premises in substantially the same condition that existed immediately prior to the date hereof, ordinary wear and tear excepted. In the event Subtenant fails to surrender and vacate the Sublease Premises on the Sublease Expiration Date or earlier termination as expressly provided for in this Sublease, Subtenant shall pay Base Rent to Sublandlord at double the rate of the Base Rent due immediately prior to the Sublease Expiration Date or earlier termination as expressly provided for in this Sublease, for the time Subtenant remains in possession and, in addition thereto, shall reimburse Sublandlord for all damages, consequential as well as direct, sustained by reason of Subtenant's retention of possession. The provisions of this Section 11 shall not limit or exclude Sublandlord's rights of re-entry or any other rights hereunder or under applicable law.

12. Quiet Enjoyment. Subtenant's right to quiet enjoyment of the Sublease Premises shall in all events be subject to Landlord's rights under the Master Lease.

13. Cure Right. In the event Subtenant fails to observe or perform any of the terms, covenants, conditions and agreements of this Sublease, Sublandlord shall have the right to cure such default. Subtenant shall reimburse Sublandlord, within ten (10) days of written demand therefor, any and all amounts expended by Sublandlord to cure any such default by Subtenant. In the event Sublandlord fails to observe or perform any of the terms, covenants, conditions and agreements of the Master Lease (and such term, covenant, condition and agreement is not the responsibility of Subtenant under this Sublease), and such failure continues for ten (10) days after receipt by Sublandlord of notice from Landlord or Subtenant (or within such shorter period as may be required under the Master Lease), provided, if such failure is of such a nature that the same cannot be cured within ten (10) days and the Master Lease allows for such time to be extended, Sublandlord will not be deemed to have failed to comply if Sublandlord commences the cure of such failure within such ten (10) days period and diligently pursues the cure thereof, Subtenant shall have the right, but not the obligation, to cure such default. Sublandlord shall reimburse Subtenant, within ten (10) days of written demand therefor, any and all amounts expended by Subtenant to cure any such default by Sublandlord.

14. Brokers and Finders. In connection with the transaction contemplated by this Sublease, Sublandlord and Subtenant are represented by CBRE (the "Broker"), who shall be paid by the Sublandlord pursuant to a separate agreement. Subtenant shall indemnify and hold Sublandlord harmless from any and all damages resulting from claims that may be asserted against Sublandlord by any other broker(s), finder(s) or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by Subtenant in the future), claiming to have dealt with Subtenant in connection with this Sublease or any amendment or extension hereto, or which may result in Subtenant leasing other or enlarged space from Sublandlord. Sublandlord shall indemnify and hold Subtenant harmless from any and all damages resulting from claims that may be asserted against Subtenant by any broker(s), finder(s) or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by Sublandlord in the future), claiming to have dealt with Sublandlord in

connection with this Sublease or any amendment or extension hereto, or which may result in Sublandlord leasing other or enlarged space to Subtenant. The provisions of this Section shall survive the termination of this Sublease.

15. Indemnification. Subtenant agrees to and does hereby indemnify and hold Sublandlord and its affiliates harmless from and against any and all charges, complaints, decrees, claims and/or any liability, damages, penalties, judgments, assessments, dues, liens, fines, losses, amounts paid in settlement, and other costs and expenses (including reasonable attorneys' fees, and expenses and costs of investigation) (collectively, "Losses") to which Sublandlord or any of its affiliates become subject or which Sublandlord or any of its affiliates incurs or sustains arising out of or attributable, directly or indirectly, to (i) the use of the Sublease Premises by Subtenant, its affiliates, agents, employees, and invitees or (ii) any default by Subtenant of its obligations under this Sublease, (iii) any injury, damage or loss (by theft or otherwise) to Subtenant or to any other person occurring on the Sublease Premises, irrespective of the cause of such injury, damage or loss, or (iv) any acts, omissions or negligence of Subtenant, its agents, employees, or licensees, in or about the Sublease Premises, either prior to, during, or after the expiration of the Sublease Term, and any acts, omissions or negligence of Subtenant's visitors within the Sublease Premises during the Sublease Term. Sublandlord agrees to and does hereby indemnify and hold Subtenant and its affiliates harmless from and against any and all Losses to which Subtenant or any of its affiliates become subject or which Subtenant or any of its affiliates incurs or sustains arising out of or attributable, directly or indirectly, to (i) any default by Sublandlord of its obligations under this Sublease, or (ii) any acts, omissions or negligence of Sublandlord, its agents, employees, or licensees, in or about the Sublease Premises, either prior to, during, or after the expiration of the Sublease Term, and any acts, omissions or negligence of Sublandlord's visitors within the Sublease Premises during the Sublease Term. In connection with any matter covered by an indemnity set forth in this Section 15 or incorporated into this Sublease by reference to the Master Lease, the indemnified party shall promptly give the indemnifying party written notice of any such matter which may be covered by such indemnity provisions, and the indemnifying party shall have the opportunity to defend any claims relating thereto with counsel reasonably satisfactory to the indemnified party.

16. Right of Entry. Sublandlord and its agents and representatives shall have the right, at all reasonable times, but in such manner as to cause as little disturbance to Subtenant as reasonably practicable, to enter the Sublease Premises for purposes of inspection, to post notices of non-responsibility, and to protect the interest of Sublandlord in the Sublease Premises, No such entry shall be construed under any circumstances as a forcible or unlawful entry into, or a detainer of, the Sublease Premises, or an eviction of Subtenant, and Subtenant hereby waives any claim against Sublandlord or its agents or representatives for damages for any injury or inconvenience to or interference with, Subtenant's business or quiet enjoyment of the Sublease Premises.

17. Notices. All notices, requests, demands and other communications which are required or may be given pursuant to the terms of this Sublease shall be given in accordance with the notice provisions of the Master Lease at the following addresses:

If to Sublandlord:

The Haskell Company
111 Riverside Avenue
Jacksonville, FL 32202
Attention: Mr. Chris Eyrick, Vice President – Finance and Accounting

With a copy to:

The Haskell Company
9400 N. Broadway, Suite 300
Oklahoma City, OK 73114
Attention: Mr. Jeff Miller, Chief Counsel

With a copy to:

The Haskell Company
8845 Red Oak Blvd.
Charlotte, NC 28217
Attention: Mr. Mike Gwyn, President – Federal, Healthcare & Energy Group

If to Subtenant:

cbdMD, Inc.
8845 Red Oak Blvd., Suite 100
Charlotte, North Carolina 28217
Attention: [________________]

18. Authority. Subtenant represents that (1) Subtenant is a corporation duly organized and validly existing under the laws of the State of North Carolina, (2) Subtenant has full power and authority to enter into this Sublease, and (3) each person signing on behalf of Subtenant is authorized to do so. Sublandlord represents that (1) Sublandlord is a corporation duly organized and validly existing under the laws of the State of North Carolina, (2) subject to the consent of the Landlord, Sublandlord has full power and authority to enter into this Sublease, and (3) each person signing on behalf of Sublandlord is authorized to do so.

19. Consent of Landlord. This Sublease shall not be effective unless Landlord shall give its written consent hereto pursuant to the terms of the Master Lease. Within sixty (60) days after the date hereof, Sublandlord shall (a) request an estoppel certificate from the Landlord to the Subtenant in form and substance as required by the Master Lease, and (b) use its best efforts to obtain a non-disturbance agreement (without commencing litigation or incurring any out of pocket expenses) from the Landlord in form and substance reasonably satisfactory to Subtenant recognizing Subtenant's rights under this Sublease.

20. Entire Agreement. This Sublease sets forth the entire agreement between the parties and there are no other agreements or understandings of any kind or nature between the parties with respect to the subject matter, except as set forth herein. This Sublease may not be modified, altered, or amended, other than by an agreement in writing, signed by the party against whom enforcement of said agreement is sought.

21. Attorney's Fees. If any party brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party. Sublandlord shall also be entitled to recover attorneys' fees and disbursements incurred in connection with Subtenant's monetary default hereunder which does not result in the commencement of any action or proceeding.

22. Acknowledgment of Certain Rights Not Granted. Subtenant acknowledges that nothing herein shall be deemed to convey or assign to Subtenant any option or right to extend the term of the Master Lease.

23. Counterparts. This Sublease may be executed in multiple counterparts but such multiple counterparts shall constitute a single agreement. Signatures of this Sublease that are transmitted by either or both electronic or telephonic means (including, without limitation, facsimile and email) are valid for all purposes.

24. Governing Law. This Sublease shall be governed by and construed and enforced in accordance with the laws of the state in which the Master Premises is located.

25. Severability. Any term or provision of this Sublease which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Sublease or affecting the validity or enforceability of any of the terms or provisions of this Sublease in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

26. Security Deposit.

26.1 Subtenant shall deposit with Morehead Title Company ("Escrow Agent") the sum of Six Hundred Eighty-Five Thousand and No/100 Dollars ($685,000.00) as security for the faithful performance and observance by Subtenant of the terms, provisions and conditions of this Sublease ("Security Deposit"). Any interest accruing on the Security Deposit shall be the sole property of Subtenant. It is agreed that in the event Subtenant defaults in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of Base Rent, Sublandlord may, after notice to Subtenant and the expiration of any applicable grace period with respect to such default, if any, use, apply or retain the whole or any part of the Security Deposit and any interest accrued thereon to the extent required for the payment of any Base Rent or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default in respect of any of the terms, covenants and conditions of this Sublease, including but not limited to, any damages or deficiency in the re-letting of all or a portion of the Sublease Premises. In any such event, Subtenant shall promptly on demand deposit with Sublandlord so much of the Security Deposit as shall have been so expended so that Sublandlord shall at all times have the full Security Deposit required hereunder. If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Security Deposit shall be returned to Subtenant, with interest, within sixty (60) days after the Sublease Expiration Date or earlier termination of this Sublease and after

delivery of possession of the Sublease Premises to Sublandlord at the time and in the condition required in accordance herewith.

26.2 Notwithstanding the foregoing provisions of this Section 26, so long as (i) Subtenant is not then in default under this Sublease, (ii) Subtenant has had no monetary default during the Sublease Term that has not been cured within applicable notice and cure periods, if any, and (iii) there has been no application of the Security Deposit or any portion thereof by Sublandlord which portion has not been restored by Subtenant pursuant to Subtenant's obligations under Section 26 of this Sublease, then no later than ten (10) days following the expiration of the eighteenth (18th) month of the Sublease Term, Escrow Agent shall return to Subtenant, Three Hundred Forty Thousand and No/100 Dollars ($340,000.00) of the Security Deposit (the "First Reduction Amount"). Provided that Subtenant continues to satisfy the criteria set forth in romanettes (i), (ii), and (iii) above, then no later than ten (10) days following the expiration of the twenty-seventh (27th) month of the Sublease Term, Escrow Agent shall return to Subtenant, Two Hundred Sixty-Nine Thousand and No/100 Dollars ($269,000.00) of the Security Deposit (the "Second Reduction Amount"). Subtenant agrees that at all times during the Sublease Term, the Security Deposit shall not be less than Seventy-Six Thousand and No/100 Dollars ($76,000.00).

26.3 Subject to the last sentence of this Section 26.3, in lieu of the cash Security Deposit described in this Section above, Subtenant may at any time during the Sublease term exchange the cash Security Deposit with an irrevocable letter of credit drawn on a national U.S. bank with a local branch in Charlotte, North Carolina (the "Letter of Credit"), provided such Letter of Credit (a) is in the applicable amount set forth in Section 26.1 of this Sublease, (b) is in a form reasonably acceptable to Sublandlord, and (c) does not expire prior to thirty (30) days after the Sublease Expiration Date. So long as the criteria set forth in Section 26.2 romanettes (i), (ii), and (iii) above are satisfied, the amount of the Letter of Credit shall be reduced in accordance with the provisions of Section 26.2 above. Notwithstanding the foregoing, at all times during the Sublease Term, Seventy-Six Thousand and No/100 Dollars ($76,000.00) of the Security Deposit shall be paid and remain in cash.

27. WAIVER OF RIGHT TO TRIAL BY JURY. SUBLANDLORD AND SUBTENANT HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

28. Memorandum. No later than five (5) business days after the Effective Date, Sublandlord will execute and deliver and will request Landlord to execute and deliver a recordable Memorandum or Short Form Lease specifying the exact term of the Master Lease and such other terms reasonably acceptable to Sublandlord and Landlord. In addition, no later than five (5) business days after the Effective Date, Sublandlord will execute and deliver and will request Landlord to execute and deliver a recordable Memorandum of this Sublease specifying the exact term of the Sublease and such other terms reasonably acceptable to Landlord, Sublandlord and Subtenant. Recording of such Memoranda shall be at Subtenant's expense. In

the event of termination of this Sublease, in accordance with its terms, Subtenant covenants and agrees to execute such releases or other appropriate documents in recordable form, as may be necessary to relinquish any interest which Subtenant may have in the Sublease Premises.

29. Independent Operations. Nothing in this Sublease is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the parties hereto. Neither party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have duly executed this Sublease as of the date first above written.

WITNESSES	cbdMD, Inc., a North Carolina corporation
[signature]	By: [signature]
Printed Name: A Todd Justice	Name: Forrest Scott Coffman
[signature]	Title: Manager
Printed Name: Doug Johnson	"SUBTENANT"

WITNESSES	FREEMANWHITE, INC., a North Carolina corporation
[signature]	By: [signature]
Printed Name: Allison Culpepper	Name: Chris Eyrick
[signature]	Title: VP - Finance
Printed Name: Deidre Brearley	"SUBLANDLORD"

Landlord hereby consents to Sublandlord's subleasing of the Sublease Premises to Subtenant as set forth in this Sublease.

* BBFH HOLDINGS, LLC, a North Carolina limited liability company

By: [signature]

Name: MARK D. FURGESON

Title: MANAGER

"LANDLORD"

* SEE MEMORANDUM FOR LANDLORD CONTINGENCY

MDF

[initials]

Escrow Agent executes this Sublease to acknowledge and agree to hold and disburse the Security Deposit in accordance with the terms and provisions of this Sublease.

MORFHEAD TITLE COMPANY, a North Carolina corporation

By: [signature]

Name: Cindy S. McCollum

Title: Escrow Manager

"ESCROW AGENT"

Exhibit A
Sublease Premises


FIRST FLOOR
TRAINING ROOM
RED CONFERENCE
BLACK CONFERENCE
BREAK ROOM
BOARD ROOM
TEAL CONF
PURPLE CONF

A-2

Exhibit A
sublease premises

SECOND FLOOR
EVACUATION /EMERGENCY RESPONSE INFO


GYM
EXIT
GREEN CONFERENCE
AED/FIRST AID
BREAK ROOM
BRAND/SYMBOL CONFERENCE
open to below
SERVER RM
Wmn
Men
Stor.
Office
Office
Office
BRAND SYMBOL
AED
HASKELL/BENHAM
ORANGE CONFERENCE
IT

Exhibit B
Master Lease

LEASE AGREEMENT

BY AND BETWEEN

BBFH HOLDINGS, LLC (AS LANDLORD)

AND

FREEMANWHITE, INC. (AS TENANT)

2107354 04
LIB CHARLOTTE

TABLE OF CONTENTS

LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease") made and entered into as of the 15th day of December, 2006, by and between

> **BBFH HOLDINGS, LLC,**
> a North Carolina limited liability company,

hereinafter called "Landlord"; and

> FREEMANWHITE, INC.,
> a North Carolina corporation,

hereinafter called "Tenant":

W I T N E S S E T H:

In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

1. <u>DESCRIPTION OF PREMISES</u>.

Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, that certain building containing approximately 50,000 rentable square feet on a tract of land located at 8845 Red Oak Boulevard, Charlotte, North Carolina 28217, more particularly described on Exhibit "A" attached hereto, together with all parking areas, driveways, sidewalks and other improvements and facilities located on said land (said building, said land and other improvements and facilities hereinafter referred to as the "Premises").

2. <u>TERM</u>.

(a) <u>Initial Term</u>.

Unless another date is specified for occupancy on an Exhibit attached hereto, or unless otherwise adjusted as herein below provided, the term of this Lease shall commence on the earlier to occur of (i) the date on which Landlord delivers the Premises to Tenant ready for occupancy in accordance with plans and specifications previously approved by Tenant, or (ii) January 2, 2007 (the earlier to occur of (i) or (ii) above being the "Commencement Date") and, unless extended as provided herein, shall end at midnight on the date (the "Expiration Date") which is fifteen (15) full years from the Commencement Date (December 15, 2006) (as same may be adjusted as hereinbelow provided). As used herein, the term "Lease Year" shall mean each consecutive twelve (12) month period of the Lease term, beginning with the Commencement Date (as same may be adjusted as hereinbelow provided) or any anniversary thereof.

(b) <u>Extension Terms</u>.

Provided that at the time of such exercise, Tenant is not then in default under this Lease, Tenant shall have the right and option ("Options") to extend the Lease term for two (2) additional, successive periods of five (5) years each (each, an "Extension Term"). The Extension Term(s) shall commence on the day immediately succeeding the expiration date of the initial Lease term, or then-current Extension Term, as applicable, and shall end on the day immediately preceding the fifth (5th) anniversary of the first day of such Extension Term. Tenant shall exercise the Options by giving written notice to Landlord of its desire to do so not later than one hundred twenty (120) days prior to the expiration date of the initial Lease Term, or then-current Extension Term, as applicable. The giving of such notice of extension by Tenant shall automatically extend the Lease term for such Extension Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails to give notice of extension to Landlord, this Lease shall automatically terminate at the end of the initial Lease term, or then-current Extension Term, as applicable, and Tenant shall have no further options to extend the Lease term. The Extension Terms shall be on all

the terms and conditions of this Lease, except that (i) Tenant shall have no further right or option to extend the Lease term except as provided in this Paragraph 2(b), and (ii) the Minimum Rental for the Extension Term shall be determined pursuant to Paragraph 3(a) herein.

RENTAL.

During the full term of this Lease, Tenant shall pay to Landlord, without notice or demand, a total rental (the "Annual Rental") consisting of the following:

(a) Minimum Rental.

Commencing with the Commencement Date and continuing through the first (1st) anniversary of the Commencement Date, Tenant shall pay a minimum annual rental (the "Minimum Rental") of Nine Hundred Thousand and No/100 Dollars ($900,000.00), payable in equal monthly installments of Seventy-Five Thousand and No/100 Dollars ($75,000.00) each in advance on or before the first day of each month. Beginning on the first (1st) anniversary of the Commencement Date, and continuing through the remainder of the Lease term and any extended term, the Minimum Rental shall be adjusted (but shall not be decreased) on an annual basis each Lease Year by the CPI Index Adjustment (as defined herein). The CPI Index Adjustment ("CPI Index Adjustment") shall be made as follows: Minimum Rental for the immediately preceding Lease Year shall be multiplied by a fraction, the numerator of which shall be the numerical index of the "Consumer Price Index for All Urban Consumers" (1982-84 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI Index") published for the month closest to, but prior to, the date of adjustment, and the denominator of which shall be the CPI Index published for the month closest to, but prior to, the Commencement Date. If the Department of Labor discontinues publication of the CPI Index, then the Consumer Price Index published by the United States Department of Commerce shall be used to determine the CPI Index Adjustment, and if such publication is likewise discontinued, then the parties shall thereafter agree in good faith on the closest possible substitute measure. If the Commencement Date is a date other than the first day of a calendar month, the Minimum Rental shall be prorated daily from such date to the first day of the next calendar month and paid on the Commencement Date.

(b) Tenant's Payment of Management Fees.

In the event Landlord, at Landlord's option, shall retain the services of a third-party property manager for the purpose of managing the Premises, Tenant shall pay to Landlord each month, along with Tenant's installments of Minimum Rental, a sum equal to one-twelfth (1/12) of the amount estimated by Landlord (in its reasonable discretion) of the management fees payable to such property manager for each calendar year. Landlord will provide Tenant with Landlord's estimate of such amount for the upcoming calendar year on or before December 15 of each calendar year during the term hereof. If Landlord fails to notify Tenant of Tenant's revised amount by such date, Tenant shall continue to pay the monthly installments of the amount, if any, last payable by Tenant until notified by Landlord of such new estimated amount. No later than April 1 of each calendar year of the Lease term, Landlord shall deliver to Tenant a written statement setting forth the actual amount of management fees for the preceding calendar year. Tenant shall pay the total amount of any balance due shown on such statement within thirty (30) days after its delivery. In the event such annual costs decrease for any such year, Landlord shall reimburse Tenant for any overage paid and the monthly rental installments for the next period shall be reduced accordingly, but not below the Minimum Rental. Tenant shall be responsible for the paying of all management fees for the calendar year in which this Lease term expires, prorated from January 1 thereof through the Expiration Date. Upon the Expiration Date, Tenant shall pay any unpaid estimated amounts within thirty (30) days after the Expiration Date, which estimate shall be made by Landlord based upon actual and estimated costs for such year.

(c) Tenant's Payment of Taxes.

Tenant shall pay any and all ad valorem taxes (or any tax hereafter imposed in lieu thereof) regarding the Premises during the entire term. It is agreed, however, that (x) taxes for the years in which the Commencement Date and the Expiration Date occur shall be prorated between Landlord and Tenant, and Tenant shall be required to pay as its prorated share only that portion of the taxes levied for the period of the taxable year for which this Lease shall have been in effect, and (y) Tenant shall not be obligated to pay any installment of any special assessment which may be levied, assessed or confirmed during the Lease term, but which does not fall due and is not required to be

[illegible] unless the special assessment is attributable to Tenant's [illegible] occupancy or possession of the Premises. All amounts payable by Tenant hereunder may be collectible by Landlord as though the same were rent hereunder.

(d) Tenant's Payment of Insurance Premiums.

Tenant shall pay for any and all premiums charged for fire and extended coverage insurance, liability insurance, loss of rents insurance and any other type of insurance that Landlord, using commercially-reasonable judgment, may require from time to time regarding the Premises during the entire term. All amounts payable by Tenant hereunder may be collectible by Landlord as though the same were rent hereunder.

(e) Site Operating and Maintenance Costs.

Tenant, at Tenant's expense, shall operate and maintain the common exterior areas of the land comprising Premises, including, but not limited to, the cost of grass mowing, shrub care and general landscaping, irrigation systems, maintenance and repair to parking and loading areas, driveways, sidewalks, exterior lighting, garbage collection and disposal, water and sewer, plumbing, signs and other facilities, if any.

(f) Late Payment.

If any monthly installment of Minimum Rental or any other sum due and payable pursuant to this Lease remains due and unpaid ten (10) days after said amount becomes due, Tenant shall pay as additional rent hereunder a late payment charge equal to the greater of (i) Fifty and no/100 Dollars ($50.00) or (ii) a sum equal to five percent (5%) of the unpaid rent or other payment. All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the tenth (10th) day after the due date thereof until paid at the lesser of sixteen percent (16%) per annum or the maximum interest rate per annum allowed by law. Acceptance by Landlord of any payment from Tenant hereunder in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and shall in no way constitute an accord and satisfaction.

4. DELIVERY OF POSSESSION.

Landlord will deliver the Premises to Tenant on or before the Commencement Date, ready for occupancy in accordance with plans and specifications previously approved by Tenant. In the event Landlord shall fail to deliver the Premises to Tenant by January 31, 2007, Tenant, at its option and as its sole remedy, may elect to terminate this Lease by delivering written notice to Landlord, whereupon this Lease shall terminate and neither party shall have any further obligation to the other, except as expressly provided herein.

5. ALTERATIONS AND IMPROVEMENTS BY TENANT.

Any alterations, additions, or improvements to the Premises shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements, including without limitation all partitions, walls, railings, carpeting, floor and wall coverings and other fixtures (excluding, however, Tenant's trade fixtures as described in Paragraph 11 herein) made by, for, or at the direction of Tenant shall be the property of Tenant and may be removed by Tenant at any time prior to or upon the expiration or earlier termination of this Lease. In the event Tenant elects not to remove all or any portion of same, such property as is not removed shall thereupon become the sole property of Landlord.

6. USE OF PREMISES.

(a) Tenant shall use the Premises for general office purposes and for any other lawful purposes. Tenant shall not do any act or follow any practice relating to the Premises which shall constitute a nuisance.

(b) Without limiting the generality of (a) above, the Premises shall not be used for the unlawful treatment, storage, transportation to or from, use or disposal of toxic or hazardous wastes, materials, or substances.

(c) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises, and at the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in as good condition as on the date Landlord delivered possession of the Premises to Tenant, ordinary wear and tear, casualty, repairs that are required to be made by Landlord, and acts of God excepted.

7. OTHER TAXES.

Tenant shall pay any taxes, documentary stamps or assessments of any nature imposed or assessed upon Tenant's trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable without any delinquency.

8. TENANT'S COVENANT TO REPAIR AND REPLACE.

During the term of this Lease, Tenant shall be responsible for repairs, replacement and maintenance in good order and condition of all parts and components of the Premises unless such repairs or replacements are required to be performed by Landlord pursuant to Paragraph 11 herein or as a result of the negligence, misconduct or intentional acts or omissions of Landlord, its agent(s), contractor(s) or employee(s) in which event Landlord shall be responsible for such repairs. All repairs, replacements or improvements made by Tenant pursuant to this Paragraph 8 shall be subject to the prior written approval of Landlord. In the event Tenant fails to perform any such repairs, replacements or maintenance within a reasonable time after Tenant becomes aware of the need for same, not to exceed thirty (30) days (provided, however, in the case of any such repair, replacement or maintenance which cannot reasonably be performed within thirty (30) days, but which can be performed, Tenant may perform such repair, replacement or maintenance within such additional period as may be reasonably required, as long as Tenant has promptly commenced such performance and thereafter diligently prosecutes such performance to completion), or, in the case of an emergency, not to exceed three (3) days. In the event Tenant fails to perform all reasonably necessary repairs, replacements or maintenance, Landlord may perform such repairs, replacements or maintenance, and Tenant shall promptly reimburse Landlord for all costs incurred by Landlord in connection with such performance. Any amount paid or expense or liability incurred by Landlord in the performance of any such matter for the account of Tenant shall be deemed to be additional rent hereunder.

9. TRADE FIXTURES AND EQUIPMENT.

Any trade fixtures installed in the Premises at Tenant's expense shall remain Tenant's personal property and Tenant shall have the right at any time during the term of this Lease to remove such trade fixtures. Upon removal of any trade fixtures, Tenant shall restore the Premises to substantially the same condition as they were when received by Tenant, ordinary wear and tear and acts of God alone excepted. Any trade fixtures not removed by Tenant upon the expiration or earlier termination of the Lease shall become the property of Landlord.

10. UTILITIES.

Tenant shall pay for all utilities or services related to its use and occupancy of the Premises including, without limitation, electricity, gas, heat, water, sewer, telephone and janitorial services.

11. DAMAGE OR DESTRUCTION OF PREMISES.

If the Premises are damaged by fire or other casualty, but are not rendered untenantable for Tenant's business, either in whole or in part, Landlord shall cause such damage to be repaired at Landlord's expense, subject to Landlord's receipt of available insurance proceeds, without unreasonable delay, and the Annual Rental shall not be abated. If by reason of such casualty the Premises are rendered untenantable in Tenant's business, either in whole or in part, Landlord shall cause the damage to be repaired or replaced at Landlord's expense, subject to Landlord's receipt of available insurance proceeds, without unreasonable delay, and, in the interim, the Annual Rental shall be proportionately reduced as to such portion of the Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the term of this Lease. Provided, however, if by reason of such casualty, the Premises are rendered untenantable in some material portion, and the amount of time required

to repair the damage using due diligence is in excess of one hundred eighty (180) days, then Tenant shall have the right to terminate this Lease by giving written notice of termination within thirty (30) days after the date of casualty, and the Annual Rental shall abate as of the date of such casualty in proportion to the part of the Premises rendered untenantable. Notwithstanding the other provisions of this Paragraph 11, in the event there should be a casualty loss to the Premises to the extent of fifty percent (50%) or more of their replacement value or if the Premises are rendered untenantable for the conduct of Tenant's business operations during the last two (2) Lease Years of the initial term or any extended term, either party may, at its option, terminate this Lease by giving written notice within thirty (30) days after the date of the casualty and Annual Rental shall abate as of the date of such notice. In addition, notwithstanding anything in the foregoing to the contrary, in no event shall Landlord in making any repairs or replacements pursuant to this Paragraph 11 be required to incur costs or expenses in excess of the proceeds of any fire and extended coverage insurance policy actually received by Landlord as a result of such fire or other casualty.

12. MUTUAL WAIVER OF SUBROGATION.

For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to persons (including death) or property caused by a casualty of any type whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

13. LIABILITY INSURANCE.

(a) Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of the Premises if caused or occasioned wholly or in part by any act(s) or omission(s) of Tenant, its agent(s), contractor(s), employee(s), invitee(s), licensee(s), servant(s), subcontractor(s) or subtenant(s), except if caused by any act(s) or omission(s) on the part of Landlord. The non-prevailing party shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred by the prevailing party in enforcing the agreements of this Lease, whether incurred as a result of litigation or otherwise. Tenant shall give Landlord immediate notice of any such happening causing injury to persons or property.

(b) Landlord shall indemnify and save Tenant harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of the Premises if caused or occasioned by any act(s) or omission(s) of Landlord, its agent(s) or employee(s), except if caused by any act(s) or omission(s) on the part of Tenant, its agent(s), contractor(s), employee(s), invitee(s), licensee(s), servant(s), subcontractor(s) or subtenant(s).

(c) At all times during the term of this Lease, Tenant shall at its own expense keep in force adequate public liability insurance under the terms of a commercial general liability policy (occurrence coverage) in the amount of not less than $2,000,000.00 coverage (or such increased amount of coverage as Landlord, using commercially-reasonable judgment, may deem appropriate from time to time) and with a company(ies) licensed to do business in the State of North Carolina. Likewise, Landlord shall at all times during the term of this Lease carry equivalent public liability coverage in amounts of not less than that required of Tenant herein. Upon request of the other party, each party shall furnish to the requesting party copies of policies or certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date. All policies required by Landlord and Tenant hereunder shall name the other party hereto as an additional insured and shall contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days' written notice to the other party hereto. In the event Tenant fails to obtain insurance as provided herein, Landlord may obtain such insurance, and Tenant shall promptly reimburse Landlord for all costs incurred by Landlord in connection with obtaining such insurance. Any amount paid or expense or incurred by Landlord in connection with obtaining such insurance on Tenant's behalf shall be deemed to be additional rent hereunder.

Landlord, and those persons authorized by it, shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making repairs or providing services to the Premises, as well as at any time in the event of emergency involving possible injury to property or persons in or around the Premises. Further, during the last nine (9) months of the initial or of any extended term, Landlord and those persons authorized by it shall have the right at reasonable times and upon reasonable notice to show the Premises to prospective tenants.

15. EMINENT DOMAIN.

If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant's business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking. If neither party elects to terminate this Lease, Landlord shall repair and restore the Premises to the best possible tenantable condition and the Annual Rental shall be proportionately and equitably reduced. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord's or Tenant's interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expense or the taking of Tenant's trade fixtures or equipment if a separate award for such items is made to Tenant and if such separate award does not reduce the award to Landlord. Tenant shall have no claim for loss of its leasehold estate.

16. EVENTS OF DEFAULT AND REMEDIES.

(a) Upon the occurrence of any one or more of the following events (the "Events of Default," any one an "Event of Default"), the party not in default shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

(i) Tenant's failure to pay when due any rental or other sum of money payable hereunder and such failure is not cured within five (5) days after Tenant's receipt of written notice thereof;

(ii) Failure by either party to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within ten (10) days after receipt of written notice thereof, or if such default cannot be remedied within such period, such party does not within ten (10) days after written notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter complete such act or acts within a reasonable time;

(iii) Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment of a receiver or trustee for all or substantially all of Tenant's assets and such petition or appointment shall not have been set aside within thirty (30) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or

(iv) Tenant allows its leasehold estate to be taken under any writ of execution and such writ is not vacated or set aside within ten (10) days following Tenant's receipt of actual notice thereof.

(b) In addition to its other remedies, Landlord, upon an Event of Default by Tenant, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease and to reenter and remove all persons and properties from the Premises.

17. SUBORDINATION.

This Lease is subject and subordinate to any and all mortgages or deeds of trust now or hereafter placed on the property of which the Premises are a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; subject, however, in each case to the condition that the holder of the mortgage or deed of trust shall agree that this Lease shall not be divested by foreclosure or other default proceedings

thereunder so long as Tenant shall not be in default under the terms of this Lease beyond any applicable cure period set forth herein. Tenant shall continue its obligations under this Lease in full force and effect notwithstanding any such default proceedings under a mortgage or deed of trust and shall attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the transferee under any foreclosure or default proceedings.

18. ASSIGNING AND SUBLETTING.

Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease as required herein. Notwithstanding the foregoing to the contrary, Tenant shall be entitled to sublease a portion of the Premises, such portion not to exceed ten thousand (10,000) square feet, during the first three (3) Lease Years, provided that (a) the proposed sublessee is not a current occupant of Oakhill Office Park, (b) the sublease agreement governing such sublease requires the proposed sublessee to comply with the terms and provisions of this Lease (as applicable), and (c) Tenant shall remain liable in all respects for its obligations under this Lease relative to such subleased portion of the Premises.

19. TRANSFER OF LANDLORD'S INTEREST

If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, then Landlord shall thereupon be released or discharged from all covenants and obligations thereafter accruing hereunder, and Tenant shall look solely to such successor in interest for performance of all of Landlord's subsequent obligations. Tenant's obligations under this Lease shall in no manner be affected by Landlord's sale, assignment, or transfer of all or any part of such interest(s) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

20. COVENANT OF QUIET ENJOYMENT.

Landlord represents that it has full right and authority to lease the Premises and Tenant shall peacefully and quietly hold and enjoy the Premises for the full term hereof so long as Tenant does not default in the performance of any of the terms hereof beyond any applicable use period set forth herein.

21. ESTOPPEL CERTIFICATES.

Within ten (10) business days after a request by Landlord, Tenant shall deliver a written estoppel certificate, in form supplied by or acceptable to Landlord, certifying any facts that are then true with respect to this Lease, including without limitation that this Lease is in full force and effect, that no default exists on the part of Landlord or Tenant, that Tenant is in possession, that Tenant has commenced the payment of rent, and that Tenant claims no defenses or offsets with respect to payment of rentals under this Lease. Likewise, within ten (10) business days after a request by Tenant, Landlord shall deliver to Tenant a similar estoppel certificate covering such matters as are reasonably required by Tenant.

22. PROTECTION AGAINST LIENS.

Tenant shall do all things necessary to prevent the filing of any mechanics', materialmen's or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises arising out of the actions of Tenant, Tenant shall either cause the same to be discharged of record within thirty (30) days after filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest.

23. MEMORANDUM OF LEASE.

Upon Tenant's request Landlord shall execute and deliver a recordable Memorandum or Short Form Lease specifying the exact term of this Lease and such other terms as the parties shall mutually determine.

24. FORCE MAJEURE.

In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder (other than the payment of any sums required hereunder), by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period.

25. REMEDIES CUMULATIVE -- NONWAIVER.

Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise.

26. HOLDING OVER.

If Tenant remains in possession of the Premises or any part thereof after the expiration of the term of this Lease, whether with or without Landlord's acquiescence, Tenant shall be deemed a month to month tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The "monthly" rental payable by Tenant during any such tenancy at will period shall be the monthly installments of Annual Rental payable during the final year immediately preceding such expiration.

27. NOTICES.

Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid and addressed as follows:

AS TO LANDLORD:	BBFH Holdings, LLC 8845 Red Oak Boulevard Charlotte, North Carolina 28217
Attention:	______________
AS TO TENANT:	FreemanWhite, Inc. 8845 Red Oak Boulevard Charlotte, North Carolina 28217
Attention:	______________

The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

28. LEASING COMMISSION.

[Intentionally Deleted.]

[illegible] MISCELLANEOUS.

(a) Existence of Authority.

If requested by the other party, each party hereto shall furnish appropriate legal documentation evidencing the valid existence and good standing of such party and the authority of any parties signing this Lease to act for such party.

(b) Nature and Extent of Agreement.

This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

(c) Binding Effect.

This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns

(d) Captions and Headings.

The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

(e) Limitation of Landlord's Liability.

If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment levied thereon against the right, title and interest of Landlord in the Premises as the same may then be encumbered; and neither Landlord nor, if Landlord be a partnership, any of the partners comprising Landlord shall have any personal liability for any deficiency. It is understood and agreed that in no event shall Tenant or any person claiming by or through Tenant have the right to levy execution against any property of Landlord other than its interest in the Premises as hereinbefore expressly provided.

30. SEVERABILITY.

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permited by law notwithstanding the invalidity of any other term or provision hereof.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given as of the day and year first above written.

"LANDLORD"

BBFH HOLDINGS, LLC,
a North Carolina limited liability company

By: ______________________
Name: Mark D. Furgeson, AIA
Title: Manager

"TENANT"

FREEMANWHITE, INC.,
a North Carolina corporation

[CORPORATE SEAL]

ATTEST:

____
Franklin H. Brooks, AIA
its Secretary

By: ______________________
Alan L. Baldwin, FAIA
its President

Mecklenburg County, North Carolina

I certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated: [illegible]
name(s) of principal(s)

Date: 12/15/06

Imogene F. Speers
Official Signature of Notary

Imogene F. Speers
Notary's printed or typed name, Notary Public

(Official Seal)

My commission expires: 3/10/2007

Mecklenburg County, North Carolina

I certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated: Alan T. Baldwin
name(s) of principal(s)

Date: 12/15/06

Imogene F. Speers
Official Signature of Notary

Imogene F. Speers
Notary's printed or typed name, Notary Public

(Official Seal)

My commission expires: 3/10/2007

EXHIBIT A

LEGAL DESCRIPTION OF SITE

Being all of that certain lot or parcel of land situated in the City of Charlotte, Mecklenburg County, North Carolina, and more particularly described as follows:

BEING all of Lot 2, Oakhill Business Park, Revised, as depicted on that plat entitled, "Oakhill Business Park, Parcel "E" Subdivision and Recombination" recorded in Map Book 44, Page 391, Mecklenburg County Registry, together with all strips, gores, easements, privileges, rights of way or use, riparian and other water rights, rights to lands underlying any adjacent streets or roads and other tenements, licenses, hereditaments and appurtenances thereunto appertaining.

Less and excepting that exclusive easement (the "Lake Easement") dedicated and depicted on that plat recorded in Map Book 25, Page 697, and depicted on that plat recorded in Map Book 44, Page 391, aforesaid registry, which easement shall be conveyed to the Oakhill Business Park Property Owners Association, Inc. ("POA"), and Grantor shall cause the POA to assume exclusive liability for the portion of said Lot 2 located within the Lake Easement including maintenance and operation and procurement of general liability insurance at commercially reasonable limits (to be adjusted from time to time) and to indemnify and hold harmless the Grantee, its successors and assigns, with respect to all liabilities, claims, costs, damages and expenses (including reasonable attorney's fees) incurred by the owner of said Lot 2 in connection with the Lake Easement, and subject further to those easements in favor of the POA for drainage and utilities all of which are depicted on that plat recorded in Map Book 44, Page 391, Mecklenburg County Registry.

FIRST AMENDMENT TO LEASE AGREEMENT

THIS **FIRST AMENDMENT TO LEASE AGREEMENT** (this "First Amendment") is made and entered into as November 7, 2014 (the "Effective Date"), by and between **BBFH HOLDINGS, LLC**, a North Carolina limited liability company ("Landlord"), and **FREEMANWHITE, INC.**, a North Carolina corporation ("Tenant").

RECITALS:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of December 15, 2006 (as hereinafter modified or amended, the "Lease"), for that certain building containing approximately 50,000 rentable square feet on a tract of land located at 8845 Red Oak Boulevard, Charlotte, North Carolina 28217, as more particularly described in the Lease, together with all parking areas, driveways, sidewalks and other improvements and facilities located on said land (said building, land and other improvements and facilities hereinafter referred to as the "Premises");

WHEREAS, the term of the Lease is set to expire on December 14, 2021; and

WHEREAS, Landlord and Tenant desire to modify the Lease to extend the term of the Lease, and make other modifications to the Lease on the terms, covenants and conditions as more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Landlord and Tenant agree to amend the Lease as follows:

1. Recitals. The recitals set forth above are true and correct and are incorporated as if fully set forth herein.

2. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

3. Extended Term. Commencing upon the Effective Date, Section 2(a) of the Lease is amended to extend the term of the Lease for that certain period of time commencing upon December 15, 2021, and continuing up through and including December 31, 2026 (the "Extended Term").

4. Monthly Rent Schedule. Commencing upon the Effective Date, Section 3(a) of the Lease is amended to provide that the Minimum Rental due for the Extended Term shall be the Fair Market Rental Rate, determined as follows:

a. The term "Fair Market Rental Rate" shall mean the market rental rate for the time period such determination is being made for comparable premises, located in the same geographic leasing submarket as the Premises (the "Area"), in comparable condition for space of equivalent quality, size, utility, and location. Such determination shall take into account all relevant factors, including, without limitation, the following matters: the credit standing of Tenant; the length of the term; the respective maintenance obligations of Landlord and Tenant; construction allowances and other tenant concessions that would be available to tenants comparable to Tenant in the Area (such as moving expense allowance, free rent periods, and lease assumptions).

b. Determination. Landlord shall deliver to Tenant notice of the Fair Market Rental Rate (the "FMRR Notice") for the Premises for the Extended Term by no later than June 30, 2021. If

Tenant disagrees with Landlord's assessment of the Fair Market Rental Rate specified in the FMRR Notice, then it shall so notify Landlord in writing within thirty (30) days after delivery of such FMRR Notice; otherwise, the rate set forth in such notice shall be the Fair Market Rental Rate. If Tenant timely delivers to Landlord notice that Tenant disagrees with Landlord's assessment of the Fair Market Rental Rate, then Landlord and Tenant shall meet to attempt to determine the Fair Market Rental Rate. If Tenant and Landlord are unable to agree on such Fair Market Rental Rate within ten (10) business days after Tenant notifies Landlord of Tenant's disagreement with Landlord's assessment thereof, then Landlord and Tenant shall each appoint an independent real estate broker with at least five (5) years' commercial real estate leasing experience in the Area market. The two (2) brokers shall then, within ten (10) days after their designation, select an independent third broker with like qualifications. If the two (2) brokers are unable to agree on the third broker within such ten (10) day period, either Landlord or Tenant, by giving five (5) days prior notice thereof to the other, may apply to the then presiding applicable Clerk of Court of Mecklenburg County for selection of a third broker who meets the qualifications stated above. Within twenty (20) business days after the selection of the third broker, a majority of the brokers shall determine the Fair Market Rental Rate. If a majority of the brokers is unable to agree upon the Fair Market Rental Rate by such time, then the two (2) closest broker values shall be averaged and the average will be the Fair Market Rental Rate. Tenant and Landlord shall each bear the entire cost of the broker selected by it and shall share equally the cost of the third broker.

5. Covenant to Repair and Replace. Commencing upon the first day of the Extended Term and effective throughout the Extended Term, Section 8 of the Lease is amended and restated in its entirety as follows:

8 COVENANT TO REPAIR AND REPLACE.

(a) *Tenant's Covenant to Repair and Replace*. Except in the event of a casualty as governed by Paragraph 11 of the Lease, or as a result of the negligence, misconduct or intentional acts or omissions of Landlord, its agent(s), contractor(s) or employee(s) in which event Landlord shall be responsible for such repairs, during the term of this Lease, Tenant shall be responsible for maintaining the interior, non-structural portions of the building situated on the Premises in good order and condition, including making repairs and maintenance as necessary to maintain such good order and condition. In the event Tenant fails to perform any such repairs, replacements or maintenance within a reasonable time after Tenant becomes aware of the need for same, not to exceed thirty (30) days (provided, however, in the case of any such repair, replacement or maintenance which cannot reasonably be performed within thirty (30) days, but which can be performed, Tenant may perform such repair, replacement or maintenance within such additional period as may be reasonably required, as long as Tenant has promptly commenced such performance and thereafter diligently prosecutes such performance to completion), or, in the case of an emergency, commence such work within three (3) days and diligently prosecute such repair to completion. In the event Tenant fails to timely perform (or commence and diligently pursue to completion) all reasonably necessary repairs, replacements or maintenance, Landlord may perform such repairs, replacements or maintenance, and Tenant shall reimburse Landlord within thirty (30) days after Tenant's receipt from Landlord of a paid invoice for all actual, documented and reasonable costs incurred by Landlord in connection with such performance. Any amount paid or expense or liability incurred by Landlord in the performance of any such matter for the account of Tenant shall be deemed to be additional rent hereunder.

(b) *Landlord's Covenant to Repair and Replace*. Landlord shall make all repairs and replacements to the Premises necessary to maintain the same in good order and condition, except for repairs and replacements that Tenant must make under Paragraph 8(a) of this Lease. Landlord's maintenance of the Premises shall include, but not be limited to, the

building including the roof, foundation, exterior walls, interior structural walls, all structural components, elevators and all building systems, such as mechanical, electrical, HVAC, and plumbing. In the event Landlord fails to perform any such repairs, replacements or maintenance within a reasonable time after Landlord becomes aware of the need for same, not to exceed thirty (30) days (provided, however, in the case of any such repair, replacement or maintenance which cannot reasonably be performed within thirty (30) days, but which can be performed, Landlord may perform such repair, replacement or maintenance within such additional period as may be reasonably required, as long as Landlord has promptly commenced such performance and thereafter diligently prosecutes such performance to completion), or, in the case of an emergency, commence such work within three (3) days and diligently prosecute such repair to completion. In the event Landlord fails to timely perform (or commence and diligently pursue to completion) all reasonably necessary repairs, replacements or maintenance, Tenant may perform such repairs, replacements or maintenance, and Landlord shall reimburse Tenant within thirty (30) days after Landlord's receipt from Tenant of a paid invoice for all actual, documented and reasonable costs incurred by Tenant in connection with such performance.

6. Assigning and Subletting. Commencing upon the first day of the Extended Term and effective throughout the Extended Term, Section 18 of the Lease is amended and restated in its entirety as follows:

18. ASSIGNING AND SUBLETTING.

Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease as required herein. If Landlord consents to an assignment or sublease, (a) the sublease agreement governing such sublease shall require the proposed sublessee to comply with the terms and provisions of this Lease (as applicable), (b) Tenant shall remain liable in all respects for its obligations under this Lease relative to such subleased portion of the Premises and (c) if Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord hereunder, then Tenant shall retain any such excess rental.

7. Ratification. The Lease remains in full force and effect except as expressly modified by this First Amendment and is ratified and confirmed. If there is a conflict between the terms of the Lease and this First Amendment, the terms of this First Amendment shall control.

8. Counterpart Execution. This First Amendment may be executed in counterparts, each of which will be deemed an original document, but all of which shall constitute a single document. This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each party and a copy thereof delivered to the other party to this First Amendment.

[The remainder of this page was left blank intentionally.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment by their duly authorized representatives to be effective as of the Effective Date.

WITNESSES:

Printed Name: Kristyna Culp

Printed Name: Jill Faulkenberry

"TENANT"

FREEMANWHITE, INC., a North Carolina corporation

By: ______________________
Franklin H. Brooks, its President

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBERG

The foregoing instrument was acknowledged before me this 7 day of November, 2014, by Franklin H. Brooks, the President of FreemanWhite, Inc., a North Carolina corporation, on behalf of the corporation. He *(check one)* ☑ is personally known to me, or ☐ has produced a valid driver's license as identification.

____
Notary Public, State and County Aforesaid
Name: Imogene F. Speers
My Commission Expires: March 10, 2017
My Commission Number is: ______________________

IMOGENE F. SPEERS NOTARY PUBLIC MECKLENBURG COUNTY, N.C.

IMOGENE F. SPEERS
NOTARY PUBLIC
Mecklenburg County
North Carolina
My Commission Expires March 10, 2017

WITNESSES:

Printed Name: Krystyna Culp

Jill Faulkenberry

Printed Name: Jill Faulkenberry

"LANDLORD"

BBFH HOLDINGS, LLC, a North Carolina limited liability company

By: [signature]

Name: Mark D. Furgeson

Its: Manager

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBERG

The foregoing instrument was acknowledged before me this 7 day of November, 2014, by Mark D. Furgeson the Manager of BBFH Holdings, LLC, a North Carolina limited liability company, on behalf of the company. He *(check one)* ☑ is personally known to me, or ☐ has produced a valid driver's license as identification.

Imogene F. Speers

Notary Public, State and County Aforesaid

Name: Imogene F. Speers

My Commission Expires: March 10, 2017

My Commission Number is: ____________

IMOGENE F. SPEERS NOTARY PUBLIC MECKLENBURG COUNTY, N.C.

IMOGENE F. SPEERS
NOTARY PUBLIC
Mecklenburg County
North Carolina
My Commission Expires March 10, 2017